UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ModivCare Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0‑11.

SUPPLEMENT

TO THE

PROXY STATEMENT DATED MAY 1, 2023,

RELATING TO THE

ANNUAL MEETING OF STOCKHOLDERS

OF

MODIVCARE INC.

THAT IS SCHEDULED TO BE HELD ON JUNE 13, 2023

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To our Stockholders:

On or about May 1, 2023, ModivCare Inc., a Delaware corporation (the “Company”), made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including a proposal to approve an amendment to the Company’s Certificate of Incorporation as Proposal 1 (the “Charter Amendment Proposal”). The Charter Amendment Proposal relates to the declassification of the Company’s Board of Directors (the “Board”), which, if approved, would provide for the annual election of all directors, with the classified Board to be phased out such that, commencing with the 2025 Annual Meeting of Stockholders, all the directors on the Board will be elected annually to one-year terms rather than three-year terms.

This supplement is provided to advise you of the stockholder voting standard applicable to the Charter Amendment Proposal, as well as the effect of broker non-votes on the Charter Amendment Proposal, to stress the importance of voting your shares in connection with the Annual Meeting because of the high voting standard that is required to approve the Charter Amendment Proposal, and to inform you that we engaged a proxy advisory firm to assist us with the solicitation of proxies for the Annual Meeting given this higher voting standard.

At the close of business on the record date, April 18, 2023, there were 14,156,089 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each proposal to be considered at the Annual Meeting, including the Charter Amendment Proposal.

The Charter Amendment Proposal must receive affirmative votes “FOR” the Charter Amendment Proposal from a majority of the total number of shares of the Company’s Common Stock issued and outstanding on the record date and entitled to vote at the Annual Meeting in order to be approved, regardless of whether such shares are represented in person or by proxy at the Annual Meeting, making each and every vote, including yours, very important.

Broker non-votes occur when stockholders who hold their shares through banks, brokers or other nominees (“Brokers”) do not provide specific instructions to those Brokers as to how to vote their shares on a particular proposal, and such Brokers are not permitted to exercise their own voting discretion on that particular proposal in the absence of such instructions and therefore are unable to return a vote in respect of that particular proposal on behalf of those stockholders.

Under applicable stock exchange rules, your bank, broker or other nominee may not vote on the Charter Amendment Proposal without specific instructions from you. Because the Charter Amendment Proposal must receive affirmative votes “FOR” the Charter Amendment Proposal from a majority of the total number of shares of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting in order to be approved, broker non-votes will be counted as votes “AGAINST” the Charter Amendment Proposal.

We have engaged Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 ("Alliance") to solicit proxies on our behalf for a fee of $12 thousand, which may increase based on Alliance’s solicitation activities with non-objecting beneficial owners of our Common Stock, plus reimbursement of customary disbursements. We believe our engagement with Alliance is consistent with customary terms and conditions for soliciting proxies. Charges under the engagement may increase if we direct Alliance to engage in activities not currently contemplated.

This supplement to the Proxy Statement is first being provided to stockholders on or about May 8, 2023, and should be read together with the Proxy Statement. Except as provided herein with respect to the voting standard and impact of broker non-votes on the Charter Amendment Proposal, the information with respect to which shall be deemed to replace, mutatis mutandis, and supersede any contrary or inconsistent information contained in the Proxy Statement in all respects, and to inform you of our engagement of Alliance to assist us with the solicitation of proxies in connection with the Annual Meeting, no changes are being made to the Proxy Statement or the proxy card for the Annual Meeting as filed with the Securities and Exchange Commission and previously made available to stockholders of record as of April 18, 2023, the record date for the Annual Meeting.

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As described in the Proxy Statement, the Annual Meeting will be held on Tuesday, June 13, 2023, at 10:00 a.m. Mountain Daylight Time, at 6900 Layton Avenue, 12th Floor, Denver, CO 80237.

Your vote is extremely important no matter how many shares you hold. The Charter Amendment Proposal requires the Company to receive affirmative votes “FOR” the Charter Amendment Proposal from a majority of the total number of shares of the Company’s Common Stock issued and outstanding on the record date and entitled to vote at the Annual Meeting to approve the proposal. It is therefore critical that your votes be represented at the Annual Meeting to provide the Charter Amendment Proposal with the highest likelihood to be approved at the Annual Meeting. The Charter Amendment Proposal cannot be implemented without a substantial portion of our shares being represented at the Annual Meeting either in person or by proxy.

The Board of Directors continues to recommend that you vote “FOR” the Charter Amendment Proposal.

Information regarding how to vote your shares is available in the Proxy Statement. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet or otherwise as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, by following the instructions on your proxy card. If you have already voted, you do not need to take any action unless you wish to change your vote.

If you have already voted and would like to revoke your proxy or voting instructions at any time before their use at the Annual Meeting, you may do so by completing and returning a later dated and new proxy card to the Company, by voting again either by Internet or telephone as described in the Proxy Statement, or by voting in person at the Annual Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you may hold Common Stock.

Only stockholders of record at the close of business on April 18, 2023 or their proxy holders may vote at the Annual Meeting. If you are a beneficial owner and you hold your shares through a Broker, please make sure that you instruct your Broker how you would like to vote your shares on all of the proposals to be considered at the Annual Meeting, and in particular the Charter Amendment Proposal.

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The Proxy Statement, along with this supplement to the Proxy Statement, the form of proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, are available free of charge at www.proxyvote.com.

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Thank you for your continued support of and interest in ModivCare Inc.